FOR IMMEDIATE RELEASE	Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2026 RESULTS

COLUMBUS, Ohio, USA – July 30, 2026 – Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2026. Provided below are the highlights:

•Reported sales increased 4% compared with the prior year. In local currency, sales increased 6% excluding a one-time tariff refund to customers.

•Net earnings per diluted share as reported (EPS) were $11.55, compared with $9.76 in the prior-year period. Adjusted EPS was $11.46, an increase of 14% over the prior-year amount of $10.09. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Second Quarter Results
Patrick Kaltenbach, President and Chief Executive Officer, stated, “Our second quarter results were strong and reflected better than expected organic sales growth across our portfolio, including very good growth in China and emerging markets. Improved market conditions and benefits from our Spinnaker sales and marketing and productivity initiatives resulted in excellent Adjusted EPS growth in the quarter.”

GAAP Results
EPS in the quarter was $11.55, compared with the prior-year amount of $9.76.

Compared with the prior year, total reported sales increased 4% to $1.027 billion. By region, reported sales decreased 3% in the Americas and increased 7% in Europe and 12% in Asia/Rest of World. Earnings before taxes amounted to $289.4 million, compared with $248.7 million in the prior year.

Non-GAAP Results
Adjusted EPS was $11.46, an increase of 14% over the prior-year amount of $10.09.

Compared with the prior year, local currency sales increased 6%, or 4% excluding acquisitions, before a one-time tariff refund to customers that reduced sales growth by 3%. By region, local currency sales increased 1% in the Americas, 4% in Europe, and 9% in Asia/Rest of World excluding acquisitions and tariff refunds. Adjusted Operating Profit amounted to $309.3 million, compared with the prior-year amount of $283.3 million.

The Company’s non-GAAP results exclude a one-time $52 million benefit from IEEPA tariff refunds that benefited Cost of Sales, as well as a one-time $28 million related refund to customers that reduced Net Sales.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Six Month Results
GAAP Results
EPS was $19.87, compared with the prior-year amount of $17.56.

Compared with the prior year, total reported sales increased 6% to $1.974 billion. By region, reported sales were flat in the Americas and increased 10% in Europe and 10% in Asia/Rest of World. Earnings before taxes amounted to $499.1 million, compared with $450.6 million in the prior year.

Non-GAAP Results
Adjusted EPS was $20.35, an increase of 11% over the prior-year amount of $18.27.

Compared with the prior year, local currency sales increased 4%, or 3% excluding acquisitions, before a one-time tariff refund to customers that reduced sales growth by 1%. By region, local currency sales were flat in the Americas and increased 3% in Europe and 6% in Asia/Rest of World excluding acquisitions and tariff refunds. Adjusted Operating Profit amounted to $555.6 million, compared with the prior-year amount of $520.0 million.

The Company’s non-GAAP results exclude a one-time $52 million benefit from IEEPA tariff refunds that benefited Cost of Sales, as well as a one-time $28 million related refund to customers that reduced Net Sales.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook
Management cautions that market conditions are uncertain and could change quickly. Based on today's assessment, management anticipates local currency sales for the third quarter of 2026 will increase approximately 4%. Adjusted EPS is forecast to be $12.00 to $12.15, a growth rate of 8% to 9%.

For the full year 2026, management anticipates local currency sales will increase approximately 4% to 5% excluding tariff refunds to customers. Adjusted EPS is forecast to be in the range of $47.15 to $47.50, representing growth of approximately 10% to 11%. This compares with previous local currency sales growth guidance of approximately 4% and Adjusted EPS guidance of $46.30 to $46.95.

The Company does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort the timing and amount of future restructuring and other non-recurring items.

Conclusion
Kaltenbach concluded, “Our team remains agile and focused on capturing growth opportunities leveraging our sophisticated Spinnaker program and innovative product portfolio, while benefiting from trends in automation, digitalization, and onshoring investments. I am confident that strong execution of our strategic initiatives will continue to deliver solid financial performance.”

Other Matters
The Company will host a conference call to discuss its quarterly results tomorrow morning (Friday, July 31) at 7:30 a.m. Eastern Time. To listen to a live webcast or replay of the call, visit the investor relations page on the Company’s website at investor.mt.com. The presentation referenced on the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control, and manufacturing processes for customers in a wide range of industries including life sciences, food, and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Forward-Looking Statements Disclaimer
You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties. You can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue.”

We make forward-looking statements in this Quarterly Report about future events or our future financial performance, including sales and earnings growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, planned research and development efforts and product introductions, adequacy of facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, customer demand, our competitive position, pricing, capital expenditures, cash flow, share repurchases, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions, the impact of inflation, ongoing developments related to global trade disputes/tariffs, governmental policies, the geopolitical environment, the conflict in Ukraine and continuing instability in the Middle East on our business.

Our forward-looking statements may not be accurate or complete, speak only as of the date of this Quarterly Report, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including ongoing developments related to global trade disputes/tariffs, governmental policies, the geopolitical environment, inflation, the conflict in Ukraine and continuing instability in the Middle East. See in particular “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed with the SEC from time to time.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	June 30, 2026		% of sales	June 30, 2025	% of sales

Net sales	$1,027,314	(a)	100.0	$983,221	100.0
Cost of sales	377,096		36.7	403,345	41.0
Gross profit	650,218		63.3	579,876	59.0

Research and development	52,989		5.2	49,285	5.0
Selling, general and administrative	263,334		25.6	247,298	25.2
Amortization	19,426		1.9	17,581	1.8
Interest expense	17,246		1.7	16,779	1.7
Restructuring charges	5,450		0.5	3,557	0.3
Other charges (income), net	2,372		0.2	(3,281)	(0.3)
Earnings before taxes	289,401		28.2	248,657	25.3

Provision for taxes	56,502		5.5	46,309	4.7
Net earnings	$232,899		22.7	$202,348	20.6

Basic earnings per common share:
Net earnings	$11.57			$9.78
Weighted average number of common shares	20,121,564			20,687,312

Diluted earnings per common share:
Net earnings	$11.55			$9.76
Weighted average number of common and common equivalent shares	20,166,298			20,738,699

Note:
(a)	Local currency sales increased 3% compared to the same period in 2025. Excluding one-time tariff refunds to customers, local currency sales increased 6%.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	June 30, 2026		% of sales	June 30, 2025	% of sales

Earnings before taxes	$289,401			$248,657
One-time tariff refunds, net	(24,551)			—
Amortization	19,426			17,581
Interest expense	17,246			16,779
Restructuring charges	5,450			3,557
Other charges (income), net	2,372	(b)		(3,281)
Adjusted operating profit	$309,344	(c)	29.3	$283,293	28.8

Note:
(b)	Other charges (income), net for the three months ended June 30, 2026 includes an $8.4 million charge to increase acquisition contingent consideration liabilities related to previously completed acquisitions.
(c)	Adjusted operating profit increased 9% as compared to the same period in 2025. Reflects adjusted operating profit as a percentage of net sales excluding one-time customer tariff refunds.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Six months ended			Six months ended
	June 30, 2025		% of sales	June 30, 2025	% of sales

Net sales	$1,974,441	(a)	100.0	$1,866,965	100.0
Cost of sales	768,407		38.9	761,210	40.8
Gross profit	1,206,034		61.1	1,105,755	59.2

Research and development	104,264		5.3	95,631	5.1
Selling, general and administrative	521,660		26.4	490,097	26.3
Amortization	39,038		2.0	34,774	1.8
Interest expense	34,253		1.7	33,432	1.8
Restructuring charges	12,720		0.6	7,324	0.4
Other charges (income), net	(4,957)		(0.2)	(6,102)	(0.3)
Earnings before taxes	499,056		25.3	450,599	24.1

Provision for taxes	96,703		4.9	84,664	4.5
Net earnings	$402,353		20.4	$365,935	19.6

Basic earnings per common share:
Net earnings	$19.92			$17.61
Weighted average number of common shares	20,203,339			20,777,591

Diluted earnings per common share:
Net earnings	$19.87			$17.56
Weighted average number of common and common equivalent shares	20,251,532			20,836,768

Note:
(a)	Local currency sales increased 3% compared to the same period in 2025. Excluding one-time tariff refunds to customers, local currency sales increased 4%.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Six months ended			Six months ended
	June 30, 2025		% of sales	June 30, 2025	% of sales

Earnings before taxes	$499,056			$450,599
One-time tariff refunds, net	(24,551)			—
Amortization	39,038			34,774
Interest expense	34,253			33,432
Restructuring charges	12,720			7,324
Other charges (income), net	(4,957)	(b)		(6,102)
Adjusted operating profit	$555,559	(c)	27.7	$520,027	27.9

Note:
(b)	Other charges (income), net for the six months ended June 30, 2026 includes an $8.4 million charge to increase acquisition contingent consideration liabilities related to previously completed acquisitions.
(c)	Adjusted operating profit increased 7% as compared to the same period in 2025. Reflects adjusted operating profit as a percentage of net sales excluding one-time customer tariff refunds.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	June 30, 2026	December 31, 2025

Cash and cash equivalents	$51,383	$66,888
Accounts receivable, net	731,480	778,243
Inventories	411,563	387,228
Other current assets and prepaid expenses	152,961	130,308
Total current assets	1,347,387	1,362,667

Property, plant and equipment, net	831,941	845,636
Goodwill and other intangible assets, net	1,001,472	1,018,135
Other non-current assets	490,144	486,208
Total assets	$3,670,944	$3,712,646

Short-term borrowings and maturities of long-term debt	$67,290	$63,931
Trade accounts payable	229,801	266,628
Accrued and other current liabilities	903,410	867,557
Total current liabilities	1,200,501	1,198,116

Long-term debt	2,044,673	2,088,241
Other non-current liabilities	412,947	449,925
Total liabilities	3,658,121	3,736,282

Shareholders’ equity	12,823	(23,636)
Total liabilities and shareholders’ equity	$3,670,944	$3,712,646

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Cash flow from operating activities:
Net earnings	$232,899	$202,348	$402,353	$365,935
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation	13,300	12,870	26,460	25,334
Amortization	19,426	17,581	39,038	34,774
Deferred tax benefit	1,817	(1,961)	(177)	(2,840)
Share-based compensation	5,371	5,382	10,840	10,521
Proceeds from government grant (a)	—	—	6,240	—
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	37,603	146	(34,544)	(2,909)
Net cash provided by operating activities	310,416	236,366	450,210	430,815
Cash flows from investing activities:
Purchase of property, plant and equipment	(27,792)	(23,877)	(45,206)	(41,132)
Acquisitions	—	(2,915)	(2,242)	(2,915)
Other investing activities	25,850	(20,858)	14,158	(10,510)
Net cash used in investing activities	(1,942)	(47,650)	(33,290)	(54,557)
Cash flows from financing activities:
Proceeds from borrowings	442,405	610,082	955,995	1,122,578
Repayments of borrowings	(546,807)	(584,046)	(966,911)	(1,063,372)
Proceeds from exercise of stock options	795	6,864	1,415	9,062
Repurchases of common stock	(206,250)	(218,748)	(412,500)	(437,497)
Payments of excise tax on repurchases of common stock	(7,555)	—	(7,555)	—
Acquisition contingent consideration payment	(286)	—	(2,476)	—
Other financing activities	(50)	(156)	(50)	(920)
Net cash used in financing activities	(317,748)	(186,004)	(432,082)	(370,149)

Effect of exchange rate changes on cash and cash equivalents	83	(5,178)	(343)	(3,646)

Net increase (decrease) in cash and cash equivalents	(9,191)	(2,466)	(15,505)	2,463
Cash and cash equivalents:
Beginning of period	60,574	64,291	66,888	59,362
End of period	$51,383	$61,825	$51,383	$61,825

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$310,416	$236,366	$450,210	$430,815
Purchase of property, plant and equipment, net (a)	(27,518)	(23,877)	(44,932)	(41,132)
Payments in respect of restructuring activities	6,356	3,079	9,792	5,645
Proceeds from tariff refunds	(42,878)	—	(42,878)	—
Transition tax payment	—	13,404	—	13,404
Proceeds from government grant (a)	—	—	(6,240)	—
Payments for government grant related operating expense (a)	600	—	600	—
Payments for acquisition transaction costs	31	—	168	—
Adjusted free cash flow	$247,007	$228,972	$366,720	$408,732

(a)	In December 2025, the Company entered into an agreement with the government of Xuhui, China to increase production automation and capacity and improve logistics. The Company will receive proceeds of approximately $31 million, of which approximately $18 million is expected to offset future purchases of property, plant and equipment and approximately $13 million is expected to offset future operating expenses. For the six months ended June 30, 2026, funding proceeds of $6.2 million that will offset future operating expenses is excluded from Adjusted free cash flow. For both the three and six months ended June 30, 2026, operating expense of $0.6 million and purchases of property, plant and equipment of $0.3 million related to the government grant were excluded from adjusted free cash flow.

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Americas		Europe	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended June 30, 2025			(3)%		7%	12%		4%
Six Months Ended June 30, 2025			—%		10%	10%		6%

Local Currency Sales Growth
Three Months Ended June 30, 2025			(3)%		4%	10%		3%
Six Months Ended June 30, 2025			(1)%		3%	8%		3%
Note:
(a)	Local currency net sales increased 6% and 4%, including an increase of 3% and 3% in the Americas, 4% and 3% in Europe, and 10% and 8% in Asia/Rest of World before one-time tariff refunds to customers during the three and six months ended June 30, 2026, respectively. Organic local currency net sales, which exclude acquisitions and one-time tariff refunds to customers, increased 4% and 3%, including 1% and flat in the Americas, 4% and 3% in Europe, and 9% and 6% in Asia/Rest of World during the three and six months ended June 30, 2026, respectively.
RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Six months ended
	June 30,					June 30,
	2025		2025		% Growth	2025		2025		% Growth

EPS as reported, diluted	$11.55		$9.76		18%	$19.87		$17.56		13%

Purchased intangible amortization, net of tax	0.26	(a)	0.24	(a)		0.53	(a)	0.47	(a)
Restructuring charges, net of tax	0.22	(b)	0.14	(b)		0.51	(b)	0.28	(b)
Income tax expense	0.04	(c)	(0.05)	(c)		0.05	(c)	(0.04)	(c)
Acquisition costs, net of tax	0.31	(d)	—			0.31	(d)	—
Tariff refunds, net of tax	(0.92)	(e)	—			(0.92)	(e)	—

Adjusted EPS, diluted	$11.46		$10.09		14%	$20.35		$18.27		11%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $6.9 million ($5.3 million net of tax) and $6.5 million ($5.0 million net of tax) for the three months ended June 30, 2026 and 2025, respectively, and $14.0 million ($10.7 million net of tax) and $12.8 million ($9.9 million net of tax) for the six months ended June 30, 2026 and 2025, respectively.
(b)	Represents the EPS impact of restructuring charges of $5.5 million ($4.4 million after tax) and $3.6 million ($2.9 million after tax) for the three months ended June 30, 2026 and 2025, and $12.7 million ($10.3 million after tax) and $7.3 million ($5.9 million after tax) for the six months ended June 30, 2026 and 2025, respectively, which primarily include employee related costs.
(c)	Represents the EPS impact of the difference between our quarterly and estimated annual tax rate before non-recurring discrete items during the three and six months ended June 30, 2026 and 2025 due to the timing of excess tax benefits associated with stock option exercises.
(d)	Represents the EPS impact of a net charge of $8.4 million ($6.3 million after tax) to increase acquisition contingent consideration liabilities related to previously completed acquisitions for both the three and six months ended June 30, 2026.
(e)	Represents the EPS impact of the one-time U.S. government tariff refunds of $52.4 million ($39.7 million after tax), less related customer tariff refunds of $27.8 million ($21.1 million after of tax) for both the three and six months ended June 30, 2026.